EXHIBIT 10 (PAGE 1 OF 3)

                             TENTH AMENDMENT TO THE
                   CURTISS-WRIGHT CORPORATION RETIREMENT PLAN


AMENDMENT, made this 1st day of August, 2000, to the CURTISS-WRIGHT CORPORATION RETIREMENT PLAN (hereinafter, "the Plan"):

WHEREAS, CURTISS-WRIGHT CORPORATION (herein, "the Company") adopted a restated defined benefit plan for the Company's employees; and

WHEREAS, Article-12 of the Plan permits the Company to amend the Plan at any time and from time to time; and

WHEREAS, the Company has decided to amend the Plan to provide for special additional benefits for certain participants who are affected by a reduction in force at a Company facility,

NOW, THEREFORE, the CURTISS-WRIGHT CORPORATION RETIREMENT PLAN shall be and hereby is amended in the following respects:

1. A new Section-4.08 shall be added at the end of Article-4, which new section shall be effective as of August 1, 2000 and shall read in its entirety as follows:
     "4.08    Supplemental Credits
              (a)     For each  Participant  employed  at the  Employer's
                      Target Rock operations and whose employment with the Employer is terminated between August 1, 2000 and August 15, 2000, in connection with or as a result of a reduction in force at the Target Rock operations, a supplemental credit
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                            EXHIBIT 10 (PAGE 2 OF 3)

                      shall be added to his Escalating Annuity Benefit. The amount of such supplemental credits shall be determined as follows: an amount equal to the product of (i) 4/75, (ii) his number of years of Service, and (iii) his weekly base rate of pay, provided, however, that the number of years of Service taken into account for this purpose shall not be less than 4 years and shall not be greater than 24 years.

              (b) For purposes of Section 4.03(b), the supplemental credits added to a Participant's Escalating Annuity Benefit in accordance with this section shall be treated in the same manner as the Pay Based Credits earned by the Participant during the year in which such supplemental credits were added.

              (c) The supplemental credits added to a Participant's Escalating Annuity Benefit in accordance with this section shall be payable in the same manner and under the same conditions as amounts credited to his Escalating Annuity Benefit under Section-4.02."

2.   A new subsection (c) shall be added at the end of Section 5.02,  which new subsection shall be effective as of August 1, 2000 and shall read in its entirety as follows: "(c) Special Provision for Reduction in Force at Target Rock Operations. Notwithstanding any provision hereof to the contrary, a Participant whose employment with the Employer is terminated between August 1, 2000 and August 15, 2000, in connection with or as a result of a reduction in force at the Target Rock operations shall be 100% vested in his Normal Retirement Benefit and his Escalating Annuity Benefit."
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                            EXHIBIT 10 (PAGE 2 OF 3)

IN WITNESS WHEREOF, and as evidence of the adoption of this Tenth Amendment, the Company has caused the same to be executed by its duly authorized officers and its corporate seal to be affixed hereto this 1st day of August, 2000.
ATTEST:                                             CURTISS-WRIGHT CORPORATION
                                                    RETIREMENT PLAN COMMITTEE



                                                    Paul J. Ferdenzi, Secretary


                                                    Gary Benschip, Member


                                                    Robert A. Bosi, Member


                                                    Joyce Quinlan, Member